                                                                    EXHIBIT 99.1

                              AMENDMENT NUMBER ONE
                                       TO
                        STOCK PURCHASE OPTION AGREEMENT


         AMENDMENT NUMBER ONE TO STOCK PURCHASE OPTION AGREEMENT is made and entered into on this the 16th day of July, 1996, by and among NICHOLS RESEARCH CORPORATION, a Delaware corporation ("NRC"), TXEN, INC., an Alabama corporation (the "Company") and all of the current shareholders of the Company, namely THOMAS L. PATTERSON, PAUL D. REAVES, CHRIS H. HORGEN, PHILIP BOWLING, BILLY CALLANS, WILLIAM J. CROCKER, JEFFREY J. FISHER, GREGORY L. FULLER, AMY E. KNOWLES, BRYAN V. JENNINGS, SCOTT MCFARLAND, PATRICIA R. MIZE, TODD K. MORGAN, NANCY ROSS ONAKA, ROY T. SAILOR, STEVEN A. SELIKOFF, ANN M. TILL, MAXINE WADE, RICHARD G. WAGGENER, DAVID A. WATTS, TERENCE A. WEBER and H. GREY WOOD (herein collectively referred to as the "Shareholders").

                                R E C I T A L S

         On December 16, 1994, NRC, the Company and Thomas L. Patterson, Paul
D. Reaves and Chris H. Horgen (collectively the "Original Shareholders") entered into a Stock Purchase Option Agreement whereby NRC was granted an option to purchase all of the issued and outstanding Class A Common Stock owned by the Original Shareholders and persons who subsequently became shareholders of the Company. A condition to the exercise of the option was conversion to Class B Common Stock of the Preferred Stock purchased by NRC from the Company pursuant to a Convertible Preferred Stock Purchase Agreement dated December 16, 1994. The Stock Purchase Option Agreement further provided that the option was exercisable for a period of thirty (30) after release and delivery to NRC of the Company's audited financial statements for the period ending June 30, 1998. The parties desire to amend the Stock Purchase Option Agreement to accelerate the date the option becomes exercisable, to revise the formula under which the option price is computed and to make certain other changes in the agreement. Capitalized terms used herein not otherwise defined shall have the meanings ascribed thereto in the Stock Purchase Option Agreement.

                               A G R E E M E N T

         THEREFORE, in consideration of the mutual covenants herein contained, the parties do hereby agree as follows:

1. The parties acknowledge that NRC has converted the Preferred Stock to shares of Class B Common Stock which was a condition precedent to the right of NRC to exercise its option to purchase all of the outstanding shares of Class A Common Stock of the Company.

2.       Section 1 of the Stock Purchase Option Agreement entitled NRC Option to Purchase is hereby deleted and there is hereby substituted in its place a new Section 1, as follows:
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                 1.       NRC Option to Purchase.  As used herein the term
         "Shareholders" shall include not only the persons identified above in this amendment, but also all persons who subsequently acquire any capital stock of the Company. NRC shall have the option for a period of 30 days after release and delivery to NRC of the Company's audited financial statements for the period ending June 30, 1997, to elect to purchase from the Shareholders all outstanding shares of Class A
         Common Stock of the Company at a price per share determined as follows:

         First, determine the average of the high and low price to earnings ("PE") ratios of the NRC stock as quoted by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") for each business day during the period beginning March 1, 1997, and ending June 30, 1997, based on twelve month trialing earnings. Next, multiply the average NRC PE ratio as thus determined by .775 (77 1/2%). The number resulting from such multiplication shall be known as the "Multiplier" and it shall be not less than 14.75 (thus establishing a minimum price) nor more than 27.1 (thus establishing a maximum price). To arrive at the per share purchase price, the product of the Multiplier times the net after tax earnings of the Company for its fiscal year ended June 30, 1997, shall be divided by the total number of shares of capital stock of the Company then outstanding (including Class B Common Stock owned by NRC). On the date hereof, the Convertible Preferred Stock Purchase Agreement has been amended to permit the Company to purchase 100,000 shares of Class A Common Stock to fund employee stock options and to permit the purchase by the Company of up to 40,000 additional shares of Class A Common Stock for key employee stock options if the net earnings of the Company are sufficient to entitle the key employees to exercise the options for the additional 40,000 shares. For purposes of the per share purchase price computation, such 140,000 shares of Class A Common Stock shall be considered outstanding except to the extent that options have terminated by reason of one or more employee's employment being terminated and to the extent that the key employee options are not exercisable because the Company's net earnings are insufficient to entitle the key employees to exercise such options. The parties acknowledge NRC's interest in the Company shall be 19.9% on a fully diluted basis prior to the purchase from the shareholders of their capital stock.

         The net after tax earnings of the Company for purpose of this Agreement shall be the net income of the Company as shown on the audited financial statements of the Company as prepared by the independent accounting firm referred to in Section 5.1 of the Convertible Preferred Stock





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         Purchase Agreement.  There shall be added to such net income bonuses not in excess of $100,000 in the fiscal year ending June 30, 1997, paid to employees of the Company to repay employee loans used to purchase Class A Common Stock of the Company.

         The closing of the sale shall occur at the offices of the Company in Birmingham, Alabama not more than 60 days after the election to purchase, at which time NRC shall pay the Shareholders the per share price. The per share price shall be paid by NRC at the closing as follows:

                          1.1 to each Shareholder who owns 1% or less of the then outstanding capital stock of the Company, NRC shall pay the per share price in immediately available funds; and

                          1.2 to every other Shareholder, NRC shall pay the per share purchase in unregistered and restricted shares of NRC common stock, and for the purpose of this exchange, the NRC shares of common stock shall have a value equal to the average of the daily weighted sale price of such stock as quoted by NASDAQ for the 10 business day period ending five days immediately preceding the closing; and

                          1.3 in no event shall NRC be required to issue its Common Stock under 1.2 above to more than 35 Shareholders of the Company, and if there are more than 35 Shareholders who own or have the option to purchase more than 1% of the capital stock of the Company, those Shareholders with the lowest percentage ownership may be required by NRC to accept cash or immediately available funds as provided in 1.1 until NRC reduces the number of Shareholders entitled to receive NRC Common Stock to 35.

                 Notwithstanding Section 1.2 above, the parties may agree that the purchase price shall be paid wholly or partly in cash. Furthermore, if the price is to be paid in stock of NRC, NRC shall deliver to the Shareholders its most recent Form 10-K, Annual Report and Forms 10-Q filed since the last Form 10-K. Each such Shareholder shall sign an investment letter acknowledging that the Shareholder is not acquiring the NRC Common Stock with a view toward subsequent resale or distribution, the NRC Shares are unregistered under applicable securities laws and may not be transferred absent registration or an exemption from registration, the share certificates will bear a restrictive securities legend, the investment in the shares represents an illiquid investment and the





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         Shareholder is able to bear the risk of loss of his investment in the securities. In the event a transfer of the NRC Common Stock would, in the opinion of counsel to NRC, violate any applicable securities laws or, in the opinion of counsel to NRC, require NRC to seek shareholder approval under NASD rules, NRC may pay the purchase price in cash.

                 The transaction may be structured as a reverse triangular merger with a wholly owned subsidiary of NRC. If the parties agree to structure the transaction as a reverse triangular merger, the parties shall adopt a Plan of Merger and take such other actions as may be reasonably necessary to effect such merger.

                 The option herein granted NRC shall be irrevocable during its term. If the option is not exercised by NRC within 30 days after release and delivery to NRC of the Company's audited financial statements for the fiscal year ending June 30, 1997, the option granted NRC herein shall lapse and become null and void.

3. There is hereby added to Section 8 of the Stock Purchase Option Agreement entitled Representations and Warranties of Shareholders the following language:

         The exercise of the purchase option shall be pursuant to an acquisition agreement among the parties containing representations, warranties and indemnities similar in content to the representations, warranties and indemnities contained in the Convertible Preferred Stock Purchase Agreement (other than the post closing covenants) and customary for transactions of this nature and which contain an escrow of NRC Common Stock equal to 5% of the purchase price for 12 months to be applied against shareholder indemnity obligations. The NRC indemnification rights will be limited (except in the case of fraud) as follows: (1) no claim for indemnification will be made until the aggregate amount of all claims exceeds $200,000, (2) the amount of indemnification will not exceed 10% of the purchase price for claims unless such claims were based on pending or threatened (in writing) litigation in which case the amount of indemnification will not exceed 25% of the purchase price and (3) no claim for indemnification will be made after November 30, 1998. The parties acknowledge that NRC will have the right to perform a due diligence review prior to exercise of its options.

4. Section 9 of the Stock Purchase Option Agreement entitled Closing is hereby amended by substituting 60 days for 30 days in the first sentence of such Section.





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         Except as amended above, the Stock Purchase Option Agreement shall remain in full force and effect according to its terms and conditions.

         IN WITNESS WHEREOF, the parties have hereunto executed this Amendment Number One to Stock Purchase Option Agreement on the date and year first above written.


                                             NICHOLS RESEARCH CORPORATION


                                             By  Chris H. Horgen
                                                --------------------------------
                                                   Its  Chief Executive Officer
                                                        ------------------------


                                             TXEN, Inc.


                                             By  Thomas L. Patterson
                                                --------------------------------
                                                      Its  President
                                                         -----------------------


                                             SHAREHOLDERS:

                                             THOMAS L. PATTERSON
                                             -----------------------------------
                                             THOMAS L. PATTERSON

                                             PAUL D. REAVES
                                             -----------------------------------
                                             PAUL D. REAVES

                                             CHRIS H. HORGEN
                                             -----------------------------------
                                             CHRIS H. HORGEN

                                             PHILIP BOWLING
                                             -----------------------------------
                                             PHILIP BOWLING

                                             BILLY CALLANS
                                             -----------------------------------
                                             BILLY CALLANS

                                             WILLIAM L. CROCKER
                                             -----------------------------------
                                             WILLIAM L. CROCKER


                    [Signatures Continued on Following Page]





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
                   [Signatures Continued from Previous Page]

                                             JEFFREY J. FISHER
                                             -----------------------------------
                                             JEFFREY J. FISHER

                                             GREGORY L. FULLER
                                             -----------------------------------
                                             GREGORY L. FULLER

                                             AMY E. KNOWLES
                                             -----------------------------------
                                             AMY E. KNOWLES

                                             BRYAN V. JENNINGS
                                             -----------------------------------
                                             BRYAN V. JENNINGS

                                             SCOTT MCFARLAND
                                             -----------------------------------
                                             SCOTT MCFARLAND

                                             PATRICIA R. MIZE
                                             -----------------------------------
                                             PATRICIA R. MIZE

                                             TODD K. MORGAN
                                             -----------------------------------
                                             TODD K. MORGAN

                                             NANCY ROSS ONAKA
                                             -----------------------------------
                                             NANCY ROSS ONAKA

                                             ROY T. SAILOR
                                             -----------------------------------
                                             ROY T. SAILOR

                                             STEVEN A. SELIKOFF
                                             -----------------------------------
                                             STEVEN A. SELIKOFF

                                             ANN M. TILL
                                             -----------------------------------
                                             ANN M. TILL

                                             MAXINE WADE
                                             -----------------------------------
                                             MAXINE WADE



                    [Signatures Continued on Following Page]





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                   [Signatures Continued from Previous Page]

                                             RICHARD G. WAGGENER
                                             -----------------------------------
                                             RICHARD G. WAGGENER

                                             DAVID A. WATTS
                                             -----------------------------------
                                             DAVID A. WATTS

                                             TERENCE A. WEBER
                                             -----------------------------------
                                             TERENCE A. WEBER

                                             H. GREY WOOD
                                             -----------------------------------
                                             H. GREY WOOD





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